UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 16, 2007
Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As noted in a Current Report on Form 8-K filed on January 26, 2007, G. Thomas Graves III resigned on January 25, 2007 as President and Chief Executive Officer of Toreador Resources Corporation (“Toreador”) and entered into a letter agreement (the “Letter Agreement”) regarding payments to be made to Mr. Graves, the treatment of Mr. Graves stock options and restricted stock and the entering into of a formal severance agreement containing mutual releases of claims and provisions regarding the protection of confidential information, the non-solicitation of Toreador’s employees and participation in Toreador’s business activities.
On April 17, 2007, Toreador entered into a Separation and Mutual Release Agreement (the “Release Agreement”) with Mr. Graves. Pursuant to the Release Agreement, Toreador shall pay Mr. Graves the following payments: (i) $785,309.98 with $303,308.98 to be paid in equal installments between April 30, 2007 and December 31, 2007 and the remaining $455,000 to be paid in a lump sum between January 1, 2008 and March 14, 2008; and (ii) $188,666 for lost incentive bonus opportunities for 2007 and 2008 with $94,333 being paid on each of December 31, 2007 and 2008. In addition, pursuant to the Release Agreement and the Letter Agreement, all unvested shares of restricted stock held by Mr. Graves on January 25, 2007 vested on January 25, 2007. Mr. Graves has agreed not to use or disclose any of Toreador’s confidential information, not to take advantage of or divert any opportunities relating to Toreador’s business in the foreign countries in which Toreador currently operates without the approval of Toreador’s Chairman of the Board of Directors and not to directly or indirectly solicit, induce or entice any current Toreador employee or any Toreador employee as of January 25, 2007 to terminate his or her employment. Both Toreador and Mr. Graves released the other of any and all claims and demands that any party may have.
The Release Agreement is attached hereto as Exhibit 10.1 and incorporated herein.

Item 8.01.	Other Events.
     David M. Brewer, a director of Toreador, has entered into a stock trading plan effective as of April 16, 2007, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under Rule 10b5-1, officers and directors who are not in possession of material, non-public information at the time of adoption, may adopt a prearranged plan or contract for the sale of Toreador securities under specified conditions and at specified times.
     Mr. Brewer’s plan allows for the sale of up to 300,000 shares between April 16, 2007 and April 16, 2008; whether such shares are actually sold will depend upon whether certain conditions are actually met. The plan provides for sales of such shares at specified market prices and specified times, subject to specified limitations. The maximum number of shares that could be sold in a month is 25,000 shares or 50,000 shares with such maximum amount being based on the stock price of the Company’s common stock and the number of shares sold during the previous month. Based on such sales restrictions, the sales will be less than the volume limitations under Rule 144 promulgated pursuant to the Securities Act of 1933, as amended. The plan complies with Toreador’s insider trading policies. The transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Separation and Mutual Release Agreement by and between G. Thomas Graves III and Toreador Resources Corporation dated April 17, 2007.
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: April 20, 2007

	By:	/s/ Douglas W. Weir
Douglas W. Weir, Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Mutual Release Agreement by and between G. Thomas Graves III and Toreador Resources Corporation dated April 17, 2007.